EXHIBIT 10.47

                    SEPARATION AGREEMENT AND GENERAL RELEASE

            This Separation Agreement and General Release (the "Agreement") is entered into by PAUL KANNEMAN (hereinafter referred to as "Employee") and AVANTGO, INC. (hereinafter referred to as "Company").

                                    Recitals:

            A. Employee has been employed by Company and Employee's employment relationship with Company terminated effective 08/01/2002.

            B. Employee and Company wish to enter into an agreement to clarify and resolve any disputes that may exist between them arising out of the employment relationship and its termination, and any continuing obligations of the parties to one another following the end of the employment relationship.

            C. Company has advised Employee of Employee's right to consult an attorney prior to signing this Agreement. Employee has either consulted an attorney of Employee's choice or voluntarily elected not to consult legal counsel, and understands that Employee is waiving all potential claims against Company.

            D. This Agreement is not and should not be construed as an admission or statement by either party that it or any other party has acted wrongfully or unlawfully. Both parties expressly deny any wrongful or unlawful action.

                                   Agreements:

            NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

            1. Employment Ending Date. Employee's employment with Company terminated effective 08/01/2002 (the Ending Date). Employee will have no further employment duties to Company after the Ending Date.

            2. Severance and Benefits. Company will pay to Employee as severance his/her monthly salary through January 31, 2003 for a total salary severance amount of $100,000.00 less deductions and withholding. Company will also pay Employee's COBRA premiums for health insurance benefit continuation through January 31, 2002. All other benefits shall cease on the Ending Date, except Employee shall have the right to self-pay health insurance benefits under COBRA from the time Company is no longer obligated to pay such premiums.

            3. Stock Options. For stock options granted under the 1997 Stock Option Plan, pursuant to your Notice of Stock Option Grant you have forty-five
(45) days from the termination date listed above to exercise vested stock options. In addition, AvantGo has sixty (60) days from the termination date listed above to repurchase exercised, unvested options.

            Also, please note that should you desire to sell any AvantGo stock you own, under federal securities laws, and as an officer of the company, you are characterized as a section 16 individual for reporting purposes. This means under federal securities law you may be subject to certain filing requirements for a period of six (6) months following your termination date. Please have your broker contact AvantGo Legal department with any questions.

            4. Valid Consideration. Employee and Company agree that payment by Company to Employee of the amounts described in Section 2 of this Agreement and the continued vesting described in Section 3 of this Agreement is not required by Company policies or procedures or by any contractual obligation of Company, and is offered by Company solely as consideration for this Agreement.

            5. Reaffirmation of Confidential Information and Invention Assignment Agreement. Employee expressly reaffirms the Confidential Information and Invention Assignment Agreement that Employee signed as part of Employee's employment with Company, a copy of which is attached as Exhibit A hereto and which shall remain in full effect. Employee confirms that Employee will immediately upon termination turn over to Company all files, memoranda, records, credit cards, and other documents or physical property which Employee received from Company or its employees or which Employee generated in the course of Employee's employment with Company.

            6. General Release of Claims. Employee expressly waives any claims against Company and releases Company (including its officers, directors, stockholders, managers, agents, and representatives) from any claims that Employee may have in any way connected with Employee's employment with Company and the termination thereof, whether or not such claims are presently known or unknown to Employee. It is understood that this release includes, but is not limited to, any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of unlawful discharge, any legal restriction and Company's right to terminate employees, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967 (29 U.S. C. ss. 21, et seq.), the Family and Medical Leave Act, the California Family Rights Act, the California Fair Employment and Housing Act, any other laws concerning discrimination or harassment, or any other legal limitation on the employment relationship.

            Employee represents that Employee has not filed any complaints, charges or lawsuits against Company with any governmental agency or any court, and agrees that Employee will not initiate, assist or encourage any such actions.

            7. Release of Unknown Claims. It is the intention of Employee and Company that this Agreement is a General Release which shall be effective as a bar to each and every claim, demand, or cause of action it releases. Employee recognizes that Employee may have some claim, demand, or cause of action against Company of which Employee is totally unaware and unsuspecting which Employee is giving up by execution of the General Release. It is the intention of Employee in executing this Agreement that it will deprive Employee of each such claim, demand or cause of action and prevent Employee from asserting it against Company. In furtherance of this intention, Employee expressly waives any rights or benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which provides as follows:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

            8. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

            9. Knowing and Voluntary Agreement. Employee represents and agrees that Employee has read this Agreement, understands its terms and the fact that it releases any claim Employee might have against Company and its agents, understands that Employee has the right to consult counsel of choice and has either done so knowingly waived the right to do so, and enters into this Agreement without duress or coercion from any source.

            10. Non-disparagement. Employee agrees to not make any disparaging comments whatsoever about Company, its products or services, or any of its employees. If contacted by prospective employers, Company agrees only to provide last date of employment and job title.

            13. Older Workers Benefit Protection Act. The following is required by the Older Workers Benefit Protection Act:

            Employee has up to twenty-one (21) days from August 8, 2002 (the date Employee receives this Separation Agreement) to accept the terms of this Separation Agreement, although Employee may accept it at any time within those twenty-one (21) days. Employee is advised to consult an attorney about the Agreement.

            To accept the Agreement, please sign and date below and return it to Richard Owen. (An extra copy for your files is enclosed.) Once signed, Employee will still have an additional seven (7) days in which to revoke acceptance. To revoke, Employee must send Richard Owen a written statement of revocation. If Employee does not revoke, the eighth day after the date of acceptance will be the "effective date" of this Severance Agreement.

            14. Entire Agreement. Excepting only the Company's 1997 Stock Option Plan and the Confidential Information and Invention Assignment Agreement attached as Exhibit A, this Agreement sets forth the entire understanding between Employee and Company and supersedes any prior agreements or understandings, express or implied, pertaining to the terms Employee's employment with Company and the termination of the employment relationship. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by any representative of Company concerning the subject matter of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

"Company"                                AVANTGO, INC.

                                         By /s/ Richard Owen
                                            ----------------
                                                Richard Owen
                                                CEO

                                         Dated: August 16, 2002


"Employee"
                                        /s/ Paul Kanneman
                                        -----------------
                                        Paul Kanneman
                                        Dated: August 19, 2002

                                    EXHIBIT A

                         CONFIDENTIALITY INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

             [ORIGINAL SIGNED BY EMPLOYEE WHEN THEY ACCEPTED OFFER]